Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD THIRD QUARTER RESULTS

Highlights

•Net sales growth of 11% for Q3 2019, with 9% growth in base business sales
•Q3 2019 diluted EPS increase of 17% to $1.95 or an increase of 16% to $1.84, excluding tax benefits
•Cash provided by operations was $243.3 million, an improvement of $192.0 million from the first nine months of 2018
•Increases and narrows 2019 earnings guidance range to $6.20 - $6.40 per diluted share from $6.09 - $6.34 per diluted share
______________________

COVINGTON, LA. (October 17, 2019) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the third quarter of 2019.
“Demand for swimming pool and outdoor living products remains healthy. Favorable weather conditions and outstanding execution by our teams allowed us to deliver solid results for the quarter. With a continued focus on operational excellence, we are in position for a strong finish to the year,” said Peter D. Arvan, President and CEO.

Net sales increased 11% to a record $898.5 million in the third quarter of 2019 compared to $811.3 million in the third quarter of 2018, while base business sales grew 9%. During the quarter, sales continued to benefit from strong demand for discretionary products as evidenced by higher sales growth in construction materials and products used in the repair and replacement of in-ground pools. Additionally, sales were favorably impacted approximately 1% from an extra selling day in the third quarter of 2019 compared to the third quarter of 2018.
Gross profit increased 10% to a record $257.9 million in the third quarter of 2019 from $235.0 million in the same period of 2018. Base business gross profit improved 8% over the third quarter of 2018. Gross margin decreased 30 basis points to 28.7% in the third quarter of 2019 compared to 29.0% in the third quarter of 2018. Gross margins in the third quarter of 2018 reflected benefits from strategic inventory purchases ahead of vendor price increases resulting in a comparative decline in the third quarter of 2019.
Selling and administrative expenses (operating expenses) increased 8% to $153.4 million in the third quarter of 2019 compared to the third quarter of 2018, a portion of which reflects expenses from our most recent acquisitions. Base business operating expenses were up 5% over the comparable 2018 period, reflecting increases in variable labor and freight costs. As a percentage of net sales, base business operating expenses decreased to 16.9% in the third quarter of 2019 compared to 17.6% in the third quarter of 2018.
Operating income for the third quarter of 2019 increased to a record $104.5 million, up 13% compared to the same period in 2018. Operating margin was 11.6% in the third quarter of 2019 compared to 11.4% in the third quarter of 2018, while base business operating margin improved 40 basis points from the prior year to 11.8% in the third quarter of 2019.
We recorded a $4.5 million, or $0.11 per diluted share, tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended September 30, 2019 compared to a tax benefit of $3.3 million, or $0.08 per diluted share, realized in the same period of 2018.

Net income was $79.5 million in the third quarter of 2019 compared to $69.3 million in the third quarter of 2018. Earnings per share increased 17% to a record $1.95 per diluted share in the three months ended September 30, 2019 compared to $1.66 per diluted share in the same period of 2018. Excluding the impact from ASU 2016-09 in both periods, earnings per diluted share increased 16% to $1.84 in the third quarter of 2019 compared to $1.58 in the third quarter of 2018.
Net sales for the nine months ended September 30, 2019 increased 7% to a record $2.62 billion from $2.46 billion in the nine months ended September 30, 2018, with most of this growth coming from a 5% improvement in base business sales. In addition, sales were negatively impacted approximately 1% from unfavorable currency exchange rate fluctuations. Gross margin increased 20 basis points to 29.1% compared to 28.9% in the same period last year.
Operating expenses for the nine months ended September 30, 2019 increased 6% compared to the first nine months of 2018, with base business operating expenses up 4%, including a 1% currency benefit. Operating income for the first nine months of 2019 increased 10% to a record $315.4 million compared to $287.9 million in the same period last year. Operating margin for the nine months ended September 30, 2019 was 12.1% compared to 11.7% for the nine months ended September 30, 2018, while our base business operating margin improved 40 basis points from the prior year to 12.2% for the nine months ended September 30, 2019.
We recorded a $21.1 million, or $0.52 per diluted share, tax benefit from ASU 2016-09 in the nine months ended September 30, 2019 compared to a $13.9 million, or $0.33 per diluted share, tax benefit in the same period of 2018.
Net income for the nine months ended September 30, 2019 was a record $243.6 million compared to $217.6 million for the nine months ended September 30, 2018. Earnings per share for the first nine months of 2019 increased 15% to $5.97 per diluted share versus $5.20 in the first nine months of 2018.
On the balance sheet at September 30, 2019, total net receivables, including pledged receivables, increased 7%. Inventory levels grew 1% compared to September 30, 2018, reflecting the normalization of inventory levels following prior period inventory purchases ahead of vendor price increases. Total debt outstanding was $547.6 million at September 30, 2019, a $33.1 million decrease from total debt at September 30, 2018.
Cash provided by operations was $243.3 million in the first nine months of 2019 compared to $51.3 million in the first nine months of 2018, an improvement of $192.0 million. The strategic inventory purchases that we made in the latter half of 2018 negatively impacted our September 30, 2018 cash flows due to timing differences that reversed in the first half of 2019. Adjusted EBITDA (as defined in the addendum to this release) was $347.1 million and $318.0 million for the nine months ended September 30, 2019 and September 30, 2018, respectively. Interest expense increased compared to last year primarily due to higher average debt levels and higher average interest rates.
“Through the remainder of 2019, we will remain focused on creating value for our customers, exceptional returns for our shareholders and great opportunities for our employees. Based on our results to date and expectations for the remainder of the year, we are increasing and narrowing our annual earnings guidance range from $6.09 to $6.34 per diluted share to $6.20 to $6.40 per diluted share,” said Arvan.
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates 372 sales centers in North America, Europe, South America and Australia, through which it distributes more than 180,000 national brand and private label products to roughly 120,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$898,500	$811,311	$2,617,283	$2,455,015
Cost of sales	640,569	576,308	1,854,408	1,745,283
Gross profit	257,931	235,003	762,875	709,732
Percent	28.7%	29.0%	29.1%	28.9%

Selling and administrative expenses	153,391	142,666	447,427	421,812
Operating income	104,540	92,337	315,448	287,920
Percent	11.6%	11.4%	12.1%	11.7%

Interest and other non-operating expenses, net	5,498	4,931	18,538	14,449
Income before income taxes and equity earnings	99,042	87,406	296,910	273,471
Provision for income taxes	19,593	18,206	53,569	55,989
Equity earnings in unconsolidated investments, net	76	61	210	167
Net income	$79,525	$69,261	$243,551	$217,649

Earnings per share:
Basic	$1.99	$1.71	$6.13	$5.39
Diluted	$1.95	$1.66	$5.97	$5.20
Weighted average shares outstanding:
Basic	39,933	40,422	39,750	40,416
Diluted	40,865	41,797	40,811	41,831

Cash dividends declared per common share	$0.55	$0.45	$1.55	$1.27

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2019	2018	$	%

Assets
Current assets:
Cash and cash equivalents	$36,693	$35,693	$1,000	3%
Receivables, net (1)	95,971	90,775	5,196	6
Receivables pledged under receivables facility	211,827	196,998	14,829	8
Product inventories, net (2)	616,217	609,983	6,234	1
Prepaid expenses and other current assets (5)	12,384	19,457	(7,073)	(36)
Total current assets	973,092	952,906	20,186	2

Property and equipment, net	112,816	109,942	2,874	3
Goodwill	188,133	189,029	(896)	—
Other intangible assets, net	11,235	12,305	(1,070)	(9)
Equity interest investments	1,237	1,163	74	6
Operating lease assets (3),(4),(5)	175,878	—	175,878	100
Other assets	19,017	18,413	604	3
Total assets	$1,481,408	$1,283,758	$197,650	15%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable (4)	$214,309	$204,706	$9,603	5%
Accrued expenses and other current liabilities	81,459	75,639	5,820	8
Short-term borrowings and current portion of long-term debt	11,840	9,343	2,497	27
Current operating lease liabilities (3)	56,025	—	56,025	100
Total current liabilities	363,633	289,688	73,945	26

Deferred income taxes	27,951	24,802	3,149	13
Long-term debt, net	535,720	571,360	(35,640)	(6)
Other long-term liabilities	26,737	25,170	1,567	6
Non-current operating lease liabilities (3)	121,397	—	121,397	100
Total liabilities	1,075,438	911,020	164,418	18
Total stockholders’ equity	405,970	372,738	33,232	9
Total liabilities and stockholders’ equity	$1,481,408	$1,283,758	$197,650	15%

(1)The allowance for doubtful accounts was $6.2 million at September 30, 2019 and $5.4 million at September 30, 2018.
(2)The inventory reserve was $9.9 million at September 30, 2019 and $8.8 million at September 30, 2018.
(3)We adopted ASU 2016-02, Leases (Topic 842), on January 1, 2019. Upon adoption, we recorded operating lease assets and operating lease liabilities based on the present value of future lease obligations. We applied the practical expedient available in this guidance, which does not require the restatement of prior year balances.
(4)Due to ASU 2016-02, our straight-line rent liability of $5.0 million, reported in Accounts payable under previous accounting guidance, offsets our Operating lease assets.
(5)As of September 30, 2019, we presented pre-paid rent of $4.8 million in Operating lease assets as required under the new guidance (presented in Prepaid expenses and other current assets as of September 30, 2018).

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2019	2018	Change
Operating activities
Net income	$243,551	$217,649	$25,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,648	19,499	1,149
Amortization	1,049	1,408	(359)
Share-based compensation	10,243	9,793	450
Equity earnings in unconsolidated investments, net	(210)	(167)	(43)
Other	5,334	3,584	1,750
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(98,538)	(93,911)	(4,627)
Product inventories	68,827	(80,142)	148,969
Prepaid expenses and other assets	1,231	143	1,088
Accounts payable	(29,782)	(40,143)	10,361
Accrued expenses and other current liabilities	20,900	13,547	7,353
Net cash provided by operating activities	243,253	51,260	191,993

Investing activities
Acquisition of businesses, net of cash acquired	(8,913)	(578)	(8,335)
Purchases of property and equipment, net of sale proceeds	(26,926)	(27,976)	1,050
Net cash used in investing activities	(35,839)	(28,554)	(7,285)

Financing activities
Proceeds from revolving line of credit	836,534	820,967	15,567
Payments on revolving line of credit	(1,011,430)	(813,996)	(197,434)
Proceeds from asset-backed financing	189,000	193,400	(4,400)
Payments on asset-backed financing	(136,300)	(138,400)	2,100
Proceeds from short-term borrowings and current portion of long-term debt	27,633	16,118	11,515
Payments on short-term borrowings and current portion of long-term debt	(24,962)	(17,610)	(7,352)
Payments of deferred financing costs	—	(8)	8
Payments of deferred and contingent acquisition consideration	(311)	(265)	(46)
Proceeds from stock issued under share-based compensation plans	17,042	12,732	4,310
Payments of cash dividends	(61,752)	(51,371)	(10,381)
Purchases of treasury stock	(23,188)	(38,906)	15,718
Net cash used in financing activities	(187,734)	(17,339)	(170,395)
Effect of exchange rate changes on cash and cash equivalents	655	386	269
Change in cash and cash equivalents	20,335	5,753	14,582
Cash and cash equivalents at beginning of period	16,358	29,940	(13,582)
Cash and cash equivalents at end of period	$36,693	$35,693	$1,000

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Net sales	$886,690	$811,006	$11,810	$305	$898,500	$811,311

Gross profit	254,779	234,943	3,152	60	257,931	235,003
Gross margin	28.7%	29.0%	26.7%	19.7%	28.7%	29.0%

Operating expenses	150,054	142,543	3,337	123	153,391	142,666
Expenses as a % of net sales	16.9%	17.6%	28.3%	40.3%	17.1%	17.6%

Operating income (loss)	104,725	92,400	(185)	(63)	104,540	92,337
Operating margin	11.8%	11.4%	(1.6)%	(20.7)%	11.6%	11.4%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2019	2018	2019	2018	2019	2018
Net sales	$2,577,429	$2,451,101	$39,854	$3,914	$2,617,283	$2,455,015

Gross profit	751,933	708,828	10,942	904	762,875	709,732
Gross margin	29.2%	28.9%	27.5%	23.1%	29.1%	28.9%

Operating expenses	436,461	420,187	10,966	1,625	447,427	421,812
Expenses as a % of net sales	16.9%	17.1%	27.5%	41.5%	17.1%	17.2%

Operating income (loss)	315,472	288,641	(24)	(721)	315,448	287,920
Operating margin	12.2%	11.8%	(0.1)%	(18.4)%	12.1%	11.7%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
W.W. Adcock, Inc. (1)	January 2019	4	January - September 2019
Turf & Garden, Inc. (1)	November 2018	4	January - September 2019
Tore Pty. Ltd. (Pool Power) (1)	January 2018	1	January - April 2019 and January - April 2018
Chem Quip, Inc. (1)	December 2017	5	January - March 2019 and January - March 2018
Intermark	December 2017	1	January - February 2019 and January - February 2018
(1) We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first nine months of 2019.

December 31, 2018	364
Acquired locations	4
New locations	7
Closed/consolidated locations	(3)
September 30, 2019	372

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2019	2018	2019	2018
Net income	$79,525	$69,261	$243,551	$217,649
Add:
Interest and other non-operating expenses (1)	5,498	4,931	18,538	14,449
Provision for income taxes	19,593	18,206	53,569	55,989
Share-based compensation	3,649	3,312	10,243	9,793
Equity earnings in unconsolidated investments	(76)	(61)	(210)	(167)
Depreciation	7,090	6,611	20,648	19,499
Amortization (2)	229	276	726	827
Adjusted EBITDA	$115,508	$102,536	$347,065	$318,039
(1)Shown net of interest income and includes amortization of deferred financing costs as discussed below.
(2)Excludes amortization of deferred financing costs of $108 and $194 for the three months ended September 30, 2019 and September 30, 2018, respectively, and $323 and $581 for the nine months ended September 30, 2019 and September 30, 2018, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 6 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2019	2018	2019	2018
Adjusted EBITDA	$115,508	$102,536	$347,065	$318,039
Add:
Interest and other non-operating expenses, net of interest income	(5,390)	(4,737)	(18,215)	(13,868)
Provision for income taxes	(19,593)	(18,206)	(53,569)	(55,989)
Other	2,776	1,723	5,334	3,584
Change in operating assets and liabilities	52,511	6,753	(37,362)	(200,506)
Net cash provided by operating activities	$145,812	$88,069	$243,253	$51,260